UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2017

SLM Student Loan Trust 2010-1

(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-141930-16 333-141930	04-3480392 04-3480392 54-1843973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Delaware 60 Wall Street, 27th Floor Mailstop NYC 60 2720 New York, New York 10005

(Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-5858

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The consent of 100% of the holders of each of the Class A Notes and Class B Notes of the SLM Student Loan Trust 2010-1 (the “2010-1 Trust”) was solicited beginning November 10, 2016, in an effort to extend the Class A Maturity Date to the March 2035 Distribution Date and to extend the Class B Maturity Date to the February 2070 Distribution Date, pursuant to a Supplemental Indenture No. 1B (“Supplemental Indenture 1B”) proposed to be entered into among the 2010-1 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as successor Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as successor Indenture Trustee.

As of January 30, 2017, consents had been obtained from (and not subsequently revoked by) holders of Class A Notes representing 86.93% of the issued and outstanding Class A Notes, and consents had not yet been received from holders of Class A Notes representing 13.07% of the issued and outstanding Class A Notes (the “Non-Consenting Noteholders).  As of January 30, 2017 consents had been obtained from (and not subsequently revoked by) holders of Class B Notes representing 100% of the issued and outstanding Class B Notes.

While consents ceased being actively solicited on January 27, 2017, the final expiration date of the solicitations, the only effect of that date was to make revocable all consents previously obtained.  No revocation of any consent previously obtained has been received.

As of January 30, 2017, it was determined that it was unlikely that any further consents would be obtained from the Non-Consenting Noteholders.  Therefore, it was determined that it was unlikely that the Class A and Class B solicitation would result in Supplemental Indenture 1B being entered into, the Class A Maturity Date being extended to the March 2035 Distribution Date or the Class B Maturity Date being extended to the February 2070 Distribution Date. However, to the extent that in the future consents are received from all Non-Consenting Noteholders, no Class A or Class B consents have been revoked, and the received consents together represent 100% of the then-current holders of each of the Class A Notes and the Class B Notes, Supplemental Indenture 1B may still be entered into, the Class A Maturity date may still be extended to the March 2035 Distribution Date and the Class B Maturity Date may still be extended to the February 2070 Distribution Date..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2010-1

	By:	Navient Funding, LLC

Dated: January 31, 2017	By:	/s/ C. Scott Booher

Name: C. Scott Booher
Title: Vice President